Exhibit 10.2
2011 Annual Base Salaries

Executive Officer	Prior Base Salary	2011 Base Salary
Douglas C. Bryant President and Chief Executive Officer	$468,000	$482,040
Robert J. Bujarski Senior Vice President, Business Development and General Counsel	$302,400	$311,472
Scot M. McLeod Senior Vice President, Operations	$268,778	$276,841
John M. Radak Chief Financial Officer	$300,429	$309,442
David Scholl Senior Vice President, Commercial Operations	$280,000	$288,400
Timothy T. Stenzel Chief Scientific Officer	$290,700	$299,421
John D. Tamerius Senior Vice President, Clinical and Regulatory Affairs	$273,520	$281,726